UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2009

Electronic Game Card, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-25843	87-0570975
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5405 Alton Parkway, Suite A-353, Irvine, CA 92604
(Address of principal executive offices)

Registrant's telephone number, including area code: 866-924-2924

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Memorandum of Understanding for Investment in Poken Holding AG and Agreement to Form Joint Venture

Electronic Game Card, Inc. (OTCBB: EGMI) (“EGC” or the “Company”), announced on October 12, 2009, that it has signed a memorandum of understanding (“MOU”) to form a strategic partnership with Poken Holding AG (“POKEN AG”), a privately held company based in Kilssnacht, Switzerland that owns the POKEN product and related intellectual property (“POKEN”).  POKEN is a next-generation RF technology-based social networking platform.

Under the terms of the MOU, EGC and POKEN AG plan to form a joint venture that is intended to have the exclusive rights to market, sell and distribute POKENs in North America.  EGC would own sixty percent (60%) of the joint venture and POKEN AG would own the remaining 40%.  In addition under the MOU, EGC would become a strategic partner of POKEN AG by investing approximately $500,000 in POKEN AG in exchange for approximately 3.45 percent ownership of POKEN AG.  Upon completing the investment, EGC would have one of six seats on the POKEN AG board of directors.

This Item 8.01 contains disclosures that are forward-looking statements.  Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “continue,” “efforts,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “strategy,” “will,” “goal,” “target,” “prospects,” “potential,” “optimistic,” “confident,” “likely,” “probable” or similar expressions. These forward-looking statements are based on current expectations or beliefs and include, but are not limited to, statements about EGC’s, POKEN AG’s or the proposed joint venture’s (collectively, “companies’”): ability to develop, expand and grow business; anticipated operation, size, growth and development of social networking and other relevant markets throughout the world; and terms, timing and successful formation of, the proposed joint venture.  Statements of historical fact also may be deemed to be forward-looking statements. EGC cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others:  the companies’ ability and willingness to satisfy conditions precedent to the formation and operation of the joint venture, including without limitation, obtaining regulatory approvals; the companies’ ability to meet their obligations under existing and anticipated contractual obligations; the companies’ ability to develop, market, sell and distribute desirable applications, products and services; the ability and willingness of third-party manufacturers to timely and cost-effectively fulfill orders from the companies; the ability of the companies’ customers to pay and the timeliness of such payments, particularly during recessionary periods; the companies’ ability to protect their respective intellectual property; the companies’ ability to obtain financing as and when needed; changes in consumer demands and preferences; the companies’ ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors as may be discussed in the documents filed by the companies with regulatory authorities, including without limitation, EGC’s annual report on Form 10-K for December 31, 2008 filed with the Securities and Exchange Commission and any other filings that identify important risk factors that could cause actual results to differ from those contained in forward-looking statements.  Unless otherwise required by applicable law, EGC undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EGC Plans to Present at 2009 Roth China Conference

EGC is scheduled to present at the upcoming 2009 Roth China Conference on Wednesday, October 14, 2009, at 12:30 p.m. Easter n Time at the Fontainebleau, Miami Beach, Florida.  The presentation will be webcast and can be accessed at EGC’s website at www.electronicgamecard.com or http://www.wsw.com/webcast/roth22/egmi.  The Roth Conference begins Tuesday, October 13, 2009, at 8:00a.m.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Electronic Game Card, Inc.

By:	/s/ Thomas E. Schiff
Chief Financial Officer

October 12, 2009